                                                        Private Client Group

                                                        Merrill Lynch Business
                                                        Financial Services Inc.
[GRAPHIC] Merril Lynch                                  222 North LaSalle Street
                                                        17th Floor
                                                        Chicago, Illinois 60601
                                                        (312) 269-4438
                                                        FAX: (312)499-3256

                                                        April 20, 1999

Sel-Leb Marketing, Inc.
495 River Street
Paterson, NJ  07524

                   Re: Temporary WCMA Line of Credit Increase

Ladies & Gentlemen:

This Letter Agreement will serve to confirm certain agreements of Merrill Lynch Business Financial Services Inc. ("MLBFS") and Sel-Leb Marketing, Inc. ("Customer") with respect to: (i) that certain WCMA AND TERM LOAN AND SECURITY AGREEMENT NO. 9811551601 between MLBFS and Customer (including any previous amendments and extensions thereof), and (ii) all other agreements between MLBFS and Customer or any party who has guaranteed or provided collateral for Customer's obligations to MLBFS ("Guarantor") in connection therewith (collectively, the "Loan Documents"). Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Documents.

Subject to the terms hereof, effective as of the "Effective Date" (as defined below) the Loan Documents are hereby amended as follows:

1. During the period between the Effective Date and October 31, 1999 (the "Increase End Date"), the term "Maximum WCMA Line of Credit" shall mean as of any date of determination thereof, an amount equal to the lesser of: (A) $3,800,000.00, or (B) 80% of Customer's Accounts and Chattel Paper, as shown on its regular books and records (excluding Accounts over 90 days old, Chattel Paper with installments or other sums more than 90 days past due, and Accounts and Chattel Paper directly or indirectly due from any person or entity not domiciled in the United States or from any shareholder, officer or employee of Customer or any affiliated entity) and 50% of Customer's Inventory, as shown on its regular books and records, less the outstanding balance of Customer's Term Loan No. 9811551601.

2. Commencing on the first Business Day immediately following the Increase End Date, and continuing thereafter to and including the Maturity Date, the "Maximum WCMA Line of Credit" shall be reduced to an amount equal to the lesser of: (A) $3,300,000.00, or (B) 80% of Customer's Accounts and Chattel Paper, as shown on its regular books and records (excluding Accounts over 90 days old, Chattel Paper with installments or other sums more than 90 days past due, and Accounts and Chattel Paper directly or indirectly due from any person or entity not domiciled in the United States or from any shareholder, officer or employee of Customer or any affiliated entity) and 50% of Customer's Inventory, as shown on its regular books and records, less the outstanding balance of Customer's Term Loan No. 9811551601. PRIOR TO THE CLOSE OF BUSINESS ON THE INCREASE END DATE, CUSTOMER SHALL REPAY ANY AMOUNT OUTSTANDING IN EXCESS OF SUCH REDUCED MAXIMUM WCMA LINE OF CREDIT.


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                                  Merrill Lynch Business Financial Services Inc.

Sel-Leb Marketing, Inc.
April 20, 1999
Page No. 2


3. In connection with said temporary increase, Customer agrees to pay MLBFS a fee of $10,000.00. Customer hereby authorizes and directs MLBFS to charge the said fee to WCMA Account No. 885-07E38 on or at any time after the Effective Date.

Except as expressly amended hereby, the Loan Documents shall continue in full force and effect upon all of their terms and conditions.

By their execution of this Letter Agreement, the below-named Guarantors hereby consent to the foregoing modifications to the Loan Documents, and hereby agree that the "Obligations" under their Unconditional Guaranty shall extend to and include the Obligations of Customer under the Loan Documents, as amended hereby.

Customer and said Guarantors acknowledge, warrant and agree, as a primary inducement to MLBFS to enter into this Agreement, that: (a) no Default or Event of Default has occurred and is continuing under the Loan Documents; (b) each of the warranties of Customer in the Loan Documents are true and correct as of the date hereof and shall be deemed remade as of the date hereof; (c) neither Customer nor any of said Guarantors have any claim against MLBFS or any of its affiliates arising out of or in connection with the Loan Documents or any other matter whatsoever; and (d) neither Customer nor any of said Guarantors have any defense to payment of any amounts owing, or any right of counterclaim for any reason under, the Loan Documents.

The obligations of MLBFS under this Letter Agreement are subject to its receipt (where applicable) and satisfaction with the following:

     Verification that Customer has an open and active lockbox for collection of its receivables, in addition to a copy of the executed lockbox agreement;

     The February 28, 1999 accounts receivable aging of Ales Signature, Ltd.;
     and

     An updated Certificate of Insurance evidencing a policy or policies of physical damage insurance on the tangible collateral described in the Loan Documents, and providing that losses shall be payable to us as our interests may appear pursuant to a Lender's Loss Payable Endorsement.

Provided that no Event of Default, or event which with the giving of notice, passage of time, or both, would constitute an Event of Default, shall then have occurred and be continuing under the terms of the Loan Documents, and the condition specified above shall have been met to our satisfaction, the amendments and agreements in this Letter Agreement will become effective on the date (the "Effective Date") upon which: (a) Customer and the Guarantors shall have executed and returned the duplicate copy of this Letter Agreement and the other documents enclosed herewith; and (b) an officer of MLBFS shall have reviewed and approved this Letter Agreement and such other documents as being consistent in all respects with the original internal authorization hereof.

Notwithstanding the foregoing, if Customer and the Guarantors do not execute and return the duplicate copy of this Letter Agreement and said other documents within 14 days from the date hereof, or if for any other reason (other than the sole fault of MLBFS) the Effective Date shall not



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                                  Merrill Lynch Business Financial Services Inc.

Sel-Leb Marketing, Inc.
April 20, 1999
Page No. 3


occur within said 14-day period, then all of said amendments and agreements will, at the sole option of MLBFS, be void.

Very truly yours,

Merrill Lynch Business Financial Services Inc.


By: /s/ Dustin Van Peursem
    -----------------------------
    Dustin Van Peursem
    Senior Portfolio Manager


Accepted:

Sel-Leb Marketing, Inc.


By: /s/ Jan Minsky
   --------------------------------------

Printed Name: Jan Minsky
              ---------------------------
Title: Executive Vice President - Finance
       ----------------------------------

Approved:

Ales Signature Ltd.


By: /s/Jan Minsky
   --------------------------------------

Printed Name: Jan Minsky
              ---------------------------
Title: Executive Vice President - Finance
       ----------------------------------